For the semi-annual period ended July 31, 2004.
File number 811-08587
Jennison 20/20 Focus Fund


SUB-ITEM 77D
Policies With Respect to Security Investment

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated March 24, 2004

The following information replaces the indicated subsections of the section of the Statement of Additional Information (SAI) entitled "Purchase, Redemption and
 Pricing of Fund Shares -- Reduction and Waiver of Initial Sales
 Charge--Class A
Shares":


	Reduction and Waiver of Initial Sales Charge--Class A Shares

          Benefit Plans. Certain group retirement and savings plans may purchase
           Class A shares without the initial sales charge if they meet the required minimum for amount of assets, average account balance or number of eligible employees.  For more information about these requirements, call
Prudential
 at
           (800) 353-2847.

Other Waivers.  In addition, Class A shares may be purchased at NAV, without
the initial sales charge, through the Distributor or Transfer Agent, by:

*	officers of the JennisonDryden and Strategic Partners mutual funds
 (including the Fund),
*	employees of the Distributor, PI and certain of their subsidiaries and members of the families of such persons who maintain an "employee related"
account at the Transfer Agent,
*	employees of subadvisers of the JennisonDryden and Strategic
Partners mutual funds, provided that purchases at NAV are permitted by such
person's employer,
*	Prudential, employees and special agents of Prudential and certain of its subsidiaries and all persons who have retired directly active service
with Prudential or one of its subsidiaries,
*	members of the Board of Directors of Prudential,
*	real estate brokers, agents and employees of real estate brokerage companies affiliated with The Prudential Real Estate Affiliates who maintain
 an account at Pruco or with the Transfer Agent,
* registered representatives and employees of brokers who have
*  entered
into a selected deal agreement with the Distributor, provided that purchases
at NAV are permitted by such person's employer,
* investors in individual retirement accounts (IRAs), provided
* that
the purchase is made with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential provides administrative or record
keeping services and further provided that such purchase is made within
60
days of receipt of the Benefit Plan distribution,
* orders placed by broker-dealers, investment advisers or
* financial
planners who have entered into an agreement with the Distributor, who place
trades for their own accounts or the accounts of their clients and who charge a
management consulting or other fee for their services (for example, mutual fund
"wrap" or asset allocation programs), and
*	orders placed by clients of broker-dealers, investment advisers or financial planners who place trades for customer accounts if the accounts are linked to
the master account of such broker-dealer, investment adviser or financial planner and the broker-dealer, investment adviser or financial planner charges
 its clients a separate fee for its services (for example, mutual fund
"supermarket programs").

Broker-dealers, investment advisers or financial planners sponsoring fee-based programs (such as mutual fund "wrap" or asset allocation programs and mutual fund "supermarket" programs) may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each
available share class before selecting a share class.

For an investor to obtain any reduction or waiver of the initial sales charge, at the time of the sale either the Transfer Agent must be notified directly by the investor or the Distributor must be notified by the dealer facilitating the transaction that the sale qualifies for the reduced or waived sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charge is imposed upon
Class A shares acquired upon the reinvestment of dividends and distributions.

Letters of Intent.  Reduced sales charges are available to investors
 (or an
eligible group of investors) who enter into a written letter of intent providing for the investment, within a thirteen-month period, of a specified dollar amount in the Fund or other JennisonDryden or Strategic
 Partners
mutual funds. Retirement and group plans no longer qualify to purchase
Class A shares at NAV by entering into a letter of intent.

For purposes of the letter of intent, all shares of a Fund and shares of other JennisonDryden and Strategic Partners mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) which were previously purchased and are still owned are also included in determining the applicable reduction. However, the value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge.

A letter of intent permits an investor to establish a total investment goal to be achieved by any number of investments over a thirteen-month period. Each investment made during the period will receive the reduced sales charge applicable to the amount represented by the goal, as if it were a single investment. Escrowed Class A shares totaling 5% of the dollar amount of the letter of intent will be held by the Transfer Agent in the name of the investor. The effective date of a letter of intent may be back-dated up to 90 days, in order that any investments made during this 90-day period, valued at the investor's cost, can be applied to fulfillment of the letter of intent goal.

A letter of intent does not obligate the investor to purchase, nor the Fund to sell, the indicated amount. In the event the letter of intent goal is not satisfied within the thirteen-month period, the investor is required to pay the difference between the sales charge otherwise applicable to the purchases made during this period and sales charges actually paid. Such payment may be made directly to the Distributor or, if not paid, the Distributor will redeem sufficient escrowed shares to obtain such difference. Investors electing to purchase shares of the Fund pursuant to a letter of intent should carefully read such letter.

The Distributor must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor?s holdings.

The following information replaces the section of the SAI entitled "Purchase, Redemption and Pricing of Fund Shares -- Rights of Accumulation":

Reduced sales charges are also available through Rights of Accumulation, under which an investor or an eligible group of related investors, as described above under ?Combined Purchase and Cumulative Purchase Privilege,
? may aggregate the value of their existing holdings of shares of the Fund and shares of other JennisonDryden and Strategic Partners mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) to determine the reduced sales charge. However, the value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge. The value of existing holdings for purposes of determining the reduced sales charge is calculated using the maximum offering price (NAV plus maximum sales charge) as of the previous business day. The Distributor, your broker or the Transfer Agent must be notified at the time of purchase that the investor is entitled to a reduced sales charge. Reduced sales charges will be granted subject to confirmation of the investor?s holdings.



	Listed below are the names of the JennisonDryden and Strategic Partners Mutual Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund							SAI Date

Dryden Government Income Fund, Inc. 				May 1, 2003
Dryden Municipal Bond Fund					June 30, 2003
	High Income Series
	Insured Series
Dryden California Municipal Fund					October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden Municipal Series Fund					October 31, 2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden Short-Term Bond Fund, Inc. 					February 19, 2003
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Index Series Fund						November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds						January 30, 2004
           Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc. 				January 30, 2004
Jennison 20/20 Focus Fund						March 31, 2003
Jennison Natural Resources Fund, Inc. 				May 31, 2003
Jennison Sector Funds, Inc. 						February 2, 2004
	Jennison Health Sciences Fund
	Jennison Financial Services Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 					November 26, 2003
Jennison U.S. Emerging Growth Fund, Inc. 				February 2, 2004
Jennison Value Fund							January 30, 2004
The Prudential Investment Portfolios, Inc.
           Jennison Equity Opportunity Fund				December 3, 2003
	Jennison Growth Fund					December 3, 2003
	Dryden Active Allocation Fund				December 3, 2003
	JennisonDryden Conservative Allocation Fund		February 17, 2004
	JennisonDryden Moderate Allocation Fund			February 17, 2004
	JennisonDryden Growth Allocation Fund			February 17, 2004 Prudential
World Fund, Inc. 						January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund			May 28, 2003
Strategic Partners Asset Allocation Funds				October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds				October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds					April 30, 2003
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund

MF2004C2

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